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                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Preformed Line Products Company 1999 Employee Stock Option Plan of our report dated February 12, 2001, with respect to the consolidated financial statements of the Preformed Line Products Company included in its Registration Statement on Form 10, as amended by Amendment Nos. 1, 2 and 3, filed with the Securities and Exchange Commission on August 24, 2001.

                                                  /s/ Ernst & Young LLP

Cleveland, Ohio,
November 19, 2001.